UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2008, Tier Technologies, Inc. appointed Mr. Ronald W. Johnston, age 61, as its Interim Chief Financial Officer.  Since August 2007 Mr. Johnston has served as a CFO partner within the professional services firm, Tatum LLC; from October 2004 through March 2007, Mr. Johnston served as Chief Financial Officer and Treasurer for Grantham Education Corporation, a for-profit post-secondary university; from September 2002 through September 2004, Mr. Johnston served as Chief Financial Officer for WorldSpace Corporation, a satellite broadcast and content development company.  Mr. Johnston is employed in an interim capacity for an initial period of ninety days while the registrant completes its search for a permanent Chief Financial Officer. Mr. Johnston is employed at a base compensation rate of $33,600 per month, plus a placement fee of $14,400 per month to Tatum LLC. Mr. Johnston will participate in the registrant’s paid-time off benefits and 401(k) retirement plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
	By:	/s/Ronald L. Rossetti
	Name:	Ronald L. Rossetti
	Title:	Chief Executive Officer
Date: April 7, 2008